EXHIBIT 16

July 2, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir/Madam:

We have read the first, second and third paragraphs of Item 4 included in the Form 8-K dated July 2, 2002, of Lee Enterprises, Incorporated to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

MCGLADREY & PULLEN, LLP


/s/ Sandra S. Moore
--------------------------------
Sandra S. Moore, Partner



Copy to:

Mr. Carl G. Schmidt, Vice President,
Chief Financial Officer, and Treasurer
LEE ENTERPRISES, INCORPORATED




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